UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 March 10, 2000
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                Date of report (Date of earliest event reported)



                          Arinco Computer Systems Inc.
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             (Exact name of registrant as specified in its charter)


    New Mexico                            0-13347                   85-0272154
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(State or other jurisdiction of        (Commission              (I.R.S Employer
incorporation or organization)         File Number)          Identification No.)


1650 University Blvd.,  N.E.,  Suite 5-100, Albuquerque, New Mexico      87102
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  (address of principal executive office)                           (zip code)



                                 (505) 242-4561
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              (Registrant's telephone number, including area code)


                                 not applicable
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                         (Former name or former address,
                          if changed since last report)






ITEM 5.  Other Events

On March 10, 2000 Arinco computer Systems. Inc. (OTC Bulletin Board: ARCU) entered into a definitive agreement with Pangea Internet Advisors LLC in connection with the proposed transaction previouly announced on March 7. Pangea is a private investment firm focusing on the acquisition and management of Internet and related infrastructure and service technology businesses. The agreement provides for a cash investment of up to $40 million in newly-issued Arinco preferred stock by Pangea and certain investors to be identified by Pangea at a purchase price on an as converted basis of $.25 per share of Common Stock. As part of the proposed transaction, certain investors will acquire five-year warrants to acquire shares representing 20% of Arinco's common Stock on a fully-diluted basis at varying exercise prices.

The proposed transaction is expected to close by the end of March. However, it remains subject to certain closing conditions and no assurance can be given that the proposed transaction will be consummated.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Arinco Computer Systems Inc.

Date: March 13, 2000

                                S/James A. Arias
                             -----------------------------------
 James A. Arias
 Interim Chief Executive Officer